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EXHIBIT 12.1

SUMMIT PROPERTIES INC.
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
NINE MONTHS ENDED SEPTEMBER 30, 2002

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
Income before minority interest of
     unitholders in Operating Partnership                                 $57,847
Interest:
     Expense incurred                                                      26,589
     Amortization of deferred financing costs                                 918
     Rental fixed charges                                                     258
                                                                          -------
     Total                                                                $85,612
                                                                          =======

Fixed charges:
     Interest expense                                                     $26,589
     Interest capitalized                                                   7,680
     Dividends to preferred unitholders in operating parthership            9,315
     Rental fixed charges                                                     258
     Amortization of deferred financing costs                                 918
                                                                          -------
     Total                                                                $44,760
                                                                          =======

Ratio of earnings to fixed charges                                           1.91
                                                                          =======
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